EXHIBIT 99.1

Delek Logistics Partners, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION

On June 1, 2022, DKL Delaware Gathering, LLC (“DKL Gathering”), a subsidiary of Delek Logistics Partners, LP (the “Partnership”), completed the acquisition of 100% of the limited liability company interests in 3 Bear Delaware Holding – NM, LLC (“3 Bear”) from 3 Bear Energy – New Mexico LLC (the “3 Bear Seller”) pursuant to and subject to the terms and conditions of that certain Membership Interest Purchase Agreement (the “3 Bear Purchase Agreement”) dated April 8, 2022, by and between DKL Gathering and the 3 Bear Seller (the “3 Bear Acquisition”).

The Partnership financed the 3 Bear Acquisition with cash on hand and borrowings on the Partnership’s senior secured revolving credit agreement under which the Partnership and certain of its subsidiaries are co-borrowers, with Fifth Third Bank, National Association, as administrative agent, and a syndicate of lenders (“the revolving credit facility”). To facilitate the funding for the 3 Bear Acquisition, the revolving credit facility was modified in a series of amendments to, among other things, replace the London Interbank Offered Rate (“LIBOR”)-based interest rate benchmark for borrowings with a Secured Overnight Financing Rate (“SOFR”)-based interest rate benchmark and to increase the U.S. Revolving Credit Commitments (as such term is defined in the revolving credit facility) by an amount equal to $150.0 million, for an aggregate amount of commitments under the revolving credit facility of $1.0 billion.

The following unaudited pro forma condensed consolidated combined financial information and accompanying notes reflect the pro forma effects of the 3 Bear Acquisition as well as the associated amendments to and borrowings on the revolving credit facility (“the financing transaction”). The unaudited pro forma condensed consolidated combined financial information does not include effects of the amendment and restatement of the revolving credit facility occurring in October 2022.

The 3 Bear Acquisition and effects of the financing transaction were included in the Partnership’s unaudited historical condensed consolidated balance sheet as of September 30, 2022; therefore, a pro forma balance sheet is not included herein. The Partnership’s unaudited historical condensed consolidated statement of income for the nine months ended September 30, 2022 include the effects of the 3 Bear Acquisition and the financing transaction from June 1, 2022 through September 30, 2022. The unaudited pro forma condensed consolidated combined statements of income for the nine months ended September 30, 2022 and for the year ended December 31, 2021 were prepared as if the 3 Bear Acquisition and the financing transaction had occurred on January 1, 2021. The unaudited pro forma condensed consolidated combined financial information has been derived from and should be read together with the Partnership’s audited historical consolidated financial statements and related notes included in its Annual Report on Form 10-K, as amended by Amendment No. 1 to Annual Report on Form 10-K/A, as of and for the year ended December 31, 2021 and its unaudited historical condensed consolidated financial statements and related notes included in its Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2022, and with 3 Bear’s audited historical consolidated financial statements as of and for the year ended December 31, 2021 and unaudited historical consolidated financial statements as of and for the three months ended March 31, 2022.

The unaudited pro forma condensed consolidated combined financial information and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by the Partnership; accordingly, actual results could differ materially from the pro forma information. Significant estimates and assumptions include, but are not limited to, the preliminary purchase price allocation, the interest rate for the financing transaction and estimates regarding transaction costs. The Partnership believes that the assumptions used to prepare the unaudited pro forma condensed consolidated combined financial information and accompanying notes provide a reasonable and supportable basis for presenting the significant estimated effects of the events described above. The unaudited pro forma condensed consolidated combined financial information is for illustrative purposes only and does not purport to represent what the Partnership’s financial position or results of operations actually would have been had the events noted above in fact occurred on the assumed dates or to project the Partnership’s financial position or results of operations for any future date or future period.

The unaudited pro forma condensed consolidated combined financial information has been prepared in accordance with Article 11 of Regulation S-X (“Article 11”) as amended by the Final Rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using assumptions set forth in the notes herein. Article 11 permits presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Partnership has elected not to present Management’s Adjustments and will only be presenting transaction accounting adjustments in the unaudited pro forma condensed consolidated combined financial information.

Delek Logistics Partners, LP

Pro Forma Condensed Consolidated Combined Statement of Income (Unaudited)

Nine Months Ended September 30, 2022

(In thousands, except unit and per unit data)

	Delek Logistics Partners, LP	3 Bear As Adjusted - Note 2	Transaction Accounting Adjustments - Note 3		Pro Forma Combined
Net revenues:
Affiliate	$375,270	$—	$—		$375,270
Third party	392,086	95,843	2,675	(a)	490,604

Net revenues	767,356	95,843	2,675		865,874
Cost of sales:
Cost of materials and other	480,295	63,479	2,675	(a)	546,449
Operating expenses (excluding depreciation and amortization presented below)	62,892	11,643	152	(b)	74,687
Depreciation and amortization	41,876	6,005	756	(c)	48,637

Total cost of sales	585,063	81,127	3,583		669,773

Operating expenses related to wholesale business (excluding depreciation and amortization presented below)	2,105	—	—		2,105
General and administrative expenses	30,826	3,049	—		33,875
Depreciation and amortization	1,421	784	6,827	(c)	9,032
Other operating income, net	(120)	—	—		(120)

Total operating costs and expenses	619,295	84,960	10,410		714,665

Operating income	148,061	10,883	(7,735)		151,209

Interest expense, net	53,621	1,093	11,719	(d)	66,433
Income from equity method investments	(22,666)	—	—		(22,666)
Other income, net	(39)	—	—		(39)

Total non-operating expenses, net	30,916	1,093	11,719		43,728

Income (loss) before income tax expense	117,145	9,790	(19,454)		107,481
Income tax expense (benefit)	793	—	(42	) (e)	751

Net income (loss) attributable to partners	$116,352	$9,790	$(19,412)		$106,730

Net income per limited partner unit:
Basic	$2.68				$2.45

Diluted	$2.67				$2.45

Weighted average limited partner units outstanding:
Common units – basic	43,477,801				43,477,801
Common units – diluted	43,499,837				43,499,837

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated combined financial information.

Delek Logistics Partners, LP

Pro Forma Condensed Consolidated Combined Statement of Income (Unaudited)

Year Ended December 31, 2021

(In thousands, except unit and per unit data)

	Delek Logistics Partners, LP	3 Bear As Adjusted - Note 2	Transaction Accounting Adjustments - Note 3		Pro Forma Combined
Net revenues:
Affiliate	$418,826	$—	$—		$418,826
Third party	282,076	153,630	4,521	(a)	440,330
			103	(b)

Net revenues	700,902	153,630	4,624		859,156
Cost of sales:
Cost of materials and other	384,409	91,106	4,521	(a)	480,036
Operating expenses (excluding depreciation and amortization presented below)	58,398	21,473	364	(c)	80,235
Depreciation and amortization	40,945	12,167	3,203	(d)	56,315

Total cost of sales	483,752	124,746	8,088		616,586

Operating expenses related to wholesale business (excluding depreciation and amortization presented below)	2,337	—	—		2,337
General and administrative expenses	22,545	6,601			29,146
Depreciation and amortization	1,825	1,535	16,731	(d)	20,091
Other operating (income) expense, net	(59)	1,105	—		1,046

Total operating costs and expenses	510,400	133,987	24,819		669,206

Operating income	190,502	19,643	(20,195)		189,950

Interest expense, net	50,221	2,331	28,419	(e)	80,971
Income from equity method investments	(24,575)	—	—		(24,575)
Other income, net	(119)	—	—		(119)

Total non-operating expenses, net	25,527	2,331	28,419		56,277

Income (loss) before income tax expense	164,975	17,312	(48,614)		133,673
Income tax expense (benefit)	153	—	(176	) (f)	(23)

Net income (loss) attributable to partners	$164,822	$17,312	$(48,438)		$133,696

Net income per limited partner unit:
Basic	$3.79				$3.08

Diluted	$3.79				$3.08

Weighted average limited partner units outstanding:
Common units – basic	43,447,739				43,447,739
Common units – diluted	43,460,470				43,460,470

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated combined financial information.

Delek Logistics Partners, LP

Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Information

1. Basis of Presentation

The following unaudited pro forma condensed consolidated combined financial information and accompanying notes reflect the pro forma effects of the 3 Bear Acquisition as well as the associated amendments to and borrowings on the revolving credit facility.

The 3 Bear Acquisition will be accounted for by the Partnership using the acquisition method of accounting in accordance with the accounting guidance in Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The acquisition method of accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measure. Accordingly, the pro forma adjustments presented are preliminary, have been made solely for the purpose of providing pro forma financial information and are subject to revision based on a final determination of fair value, policy alignment and other purchase accounting adjustments. Differences between these preliminary estimates and the final amounts may have a material impact on the accompanying unaudited pro forma condensed consolidated combined financial information.

The accounting policies used in the preparation of the unaudited pro forma condensed consolidated combined financial information are those described in the Partnership’s audited historical consolidated financial statements and related notes included in its Annual Report on Form 10-K for the year ended December 31, 2021. The Partnership performed a preliminary review of 3 Bear’s accounting policies to determine whether any adjustments were necessary to ensure comparability in the unaudited pro forma combined financial information.

The Partnership identified differences in the timing of the adoption of Accounting Standards Codification Topic 842, Leases (“ASC 842”) since the Partnership adopted ASC 842 on January 1, 2019, whereas 3 Bear, as a private company, was not required to and did not apply ASC 842 to the amounts reported in its audited historical consolidated financial statements. The Partnership also identified a difference between the Partnership and 3 Bear’s presentation of certain amounts under Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”). The Partnership will continue to perform its detailed review of 3 Bear’s accounting policies. Upon completion of that review, additional differences may be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma condensed consolidated combined financial information.

Delek Logistics Partners, LP

Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Information

2. Preliminary 3 Bear Acquisition Reclassification Adjustments

Certain reclassifications have been made to the historical presentation of 3 Bear’s financial statements to conform to the Partnership’s historical presentation.

Statement of Income for the five months ended May 31, 2022 (in thousands):

3 Bear Caption	Delek Logistics Partners, LP Caption	3 Bear Historical March 31, 2022 (1)	3 Bear Historical - April 1, 2022 through May 31, 2022 (2)	Reclassification Adjustments	Ref.	3 Bear As Adjusted (3)
Operating revenues
Product sales	Third party	$38,287	$38,598	$—		$76,885
Gathering services	Third party	9,890	8,091	—		17,981
Fuel revenue	Third party	526	451	—		977

Total operating revenues	Net revenues	48,703	47,140	—		95,843
	Cost of sales:
	Cost of materials and other	—	—	63,479	(i)	63,479
	Operating expense (excluding depreciation and amortization presented below)	—	—	11,643	(ii)	11,643
	Depreciation and amortization	—	—	6,005	(iii)	6,005

	Total cost of sales	—	—	81,127		81,127

Operating expenses
Gas purchases and other cost of product sales		31,730	31,749	(63,479)	(i)	—
Operations and maintenance		6,589	5,054	(11,643)	(ii)	—
General and administrative	General and administrative expenses	1,874	1,175	—		3,049
Depreciation, amortization, and accretion	Depreciation and amortization	4,430	2,359	(6,005)	(iii)	784

Total operating expenses	Total operating costs and expenses	44,623	40,337	—		84,960

Income from operations	Operating income	4,080	6,803	—		10,883

Other income
Interest expense	Interest expense, net	(592)	(501)	—		(1,093)

Net income		$3,488	$6,302	$—		$9,790

(1)

Represents the historical unaudited consolidated statement of operations of 3 Bear for the three months ended March 31, 2022, as presented on Exhibit 99.2 to the Partnership’s Form 8-K/A filed on July 13, 2022.

(2)	Represents the historical unaudited consolidated statement of operations of 3 Bear for the period from April 1, 2022 through May 31, 2022.
(3)

For purposes of presenting the 3 Bear statement of income, as adjusted, the historical unaudited consolidated statement of operations for the three months ended March 31, 2022 has been combined with the two month period of April 1, 2022 through May 31, 2022 and reclassification adjustments are applied on a combined basis.

i.

Represents the reclassification of “Gas purchases and other cost of product sales” on 3 Bear’s historical unaudited consolidated statement of operations into “Cost of materials and other” to conform to the Partnership’s presentation.

ii.

Represents the reclassification of operating expenses contained in “Operations and maintenance” on 3 Bear’s historical unaudited consolidated statement of operations into “Operating expense (excluding depreciation and amortization)” to conform to the Partnership’s presentation.

iii.

Represents the reclassification of certain operating expenses contained in “Depreciation, amortization, and accretion” on 3 Bear’s historical unaudited consolidated statement of operations into cost of sales “Depreciation and amortization” to conform to the Partnership’s presentation.

Delek Logistics Partners, LP

Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Information

Statement of Income for the Year Ended December 31, 2021 (in thousands):

3 Bear Caption	Delek Logistics Partners, LP Caption	For the Period from March 23 through December 31, 2021 (Successor) (1)	For the Period from January 1 through March 22, 2021 (Predecessor) (1)	Reclassification Adjustments	Ref.	3 Bear As Adjusted (2)
Operating revenues
Product sales	Third party	$90,671	$19,524	$—		$110,195
Gathering services	Third party	33,531	7,287	—		40,818
Fuel revenue	Third party	2,021	596	—		2,617

Total operating revenues	Net revenues	126,223	27,407	—		153,630
	Cost of sales:
	Cost of materials and other	—	—	91,106	(i)	91,106
	Operating expense (excluding depreciation and amortization presented below)	—	—	21,473	(ii)	21,473
	Depreciation and amortization	—	—	12,167	(iii)	12,167

	Total cost of sales	—	—	124,746		124,746

Operating expenses
Gas purchases and other cost of product sales		73,380	17,726	(91,106)	(i)	—
Operations and maintenance		16,948	4,525	(21,473)	(ii)	—
General and administrative	General and administrative expenses	6,043	558	—		6,601
Depreciation, amortization, and accretion	Depreciation and amortization	10,162	3,540	(12,167)	(iii)	1,535
Loss on disposal of assets	Other operating (income) expense, net	1,105	—	—		1,105

Total operating expenses	Total operating costs and expenses	107,638	26,349	—		133,987

Income from operations	Operating income	18,585	1,058	—		19,643

Other income
Interest expense	Interest expense, net	(1,899)	(432)	—		(2,331)

Net income		$16,686	$626	$—		$17,312

(1)

Collectively, represents the historical audited consolidated statement of operations of 3 Bear for the year ended December 31, 2021, inclusive of both the predecessor and successor, as presented on Exhibit 99.1 to the Partnership’s Form 8-K/A filed on July 13, 2022.

(2)

For purposes of presenting the 3 Bear statement of income, as adjusted, for the year ended December 31, 2021, the predecessor and successor periods from 3 Bear’s historical audited consolidated statement of operations for the year ended December 31, 2021 have been combined and reflect reclassification adjustments applied on a combined basis.

i.

Represents the reclassification of “Gas purchases and other cost of product sales” on 3 Bear’s historical audited consolidated statement of operations into “Cost of materials and other” to conform to the Partnership’s presentation.

ii.

Represents the reclassification of operating expenses contained in “Operations and maintenance” on 3 Bear’s historical audited consolidated statement of operations into “Operating expense (excluding depreciation and amortization)” to conform to the Partnership’s presentation.

iii.

Represents the reclassification of certain operating expenses contained in “Depreciation, amortization, and accretion” on 3 Bear’s historical audited consolidated statement of operations into cost of sales “Depreciation and amortization” to conform to the Partnership’s presentation.

Delek Logistics Partners, LP

Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Information

3. Preliminary 3 Bear Acquisition Accounting and Pro forma Adjustments and Assumptions

Statement of Income for the nine months ended September 30, 2022

The unaudited pro forma condensed consolidated combined statement of income for the nine months ended September 30, 2022 reflects the following adjustments:

(a)

Represents an adjustment of $2.7 million to present certain service fees generated from contracts with customers in net revenues rather than presenting such amounts net within cost of sales to conform to the Partnership’s presentation under ASC 606. This ASC 606 presentation adjustment is a preliminary estimate that remains subject to change.

(b)

Represents adjustments to the amount and characterization of expense associated with 3 Bear’s lease and rights-of-way arrangements to conform to the Partnership’s policy for the accounting of such arrangements under ASC 842. These ASC 842 adjustments are preliminary estimates that remain subject to change.

(c)

Represents (i) the elimination of historical depreciation expense and recognition of new depreciation expense based on the preliminary fair value estimates of acquired property, plant and equipment and (ii) the elimination of historical amortization expense and recognition of new amortization expense based on the preliminary fair value estimates of acquired customer relationship intangibles, as outlined in the summary table below. The depreciation of property, plant and equipment is based on the preliminary estimated remaining useful lives of the acquired assets, is calculated on a straight-line basis, and is inclusive of depreciation of capitalized asset retirement costs. The amortization of intangible assets is based on the preliminary estimated periods over which the economic benefits of the intangible assets are expected to be realized and is calculated on a straight-line basis. The total adjustment of $7.6 million is recorded to depreciation and amortization included in cost of sales in the amount of $0.8 million and depreciation and amortization included in operating expenses in the amount of $6.8 million.

Nine Months Ended September 30, 2022 (1) (in thousands)
Reversal of 3 Bear’s historical property, plant and equipment depreciation and amortization	$(6,717)
Depreciation of acquired property, plant and equipment assets	6,757
Amortization of acquired identifiable intangible assets	7,543

Total net transaction accounting adjustments to depreciation and amortization	$7,583

(1)

Information associated with September 30, 2022 ‘historical’ financial information for 3 Bear is presented as of or for the period ending May 31, 2022. A 10% change in the valuation of property, plant and equipment would cause a corresponding increase or decrease in the balance of goodwill and would also result in a corresponding increase or decrease in depreciation expense of approximately $1.9 million, assuming an overall weighted average remaining useful life of 22 years. A 10% change in the valuation of the customer relationship intangible asset would cause a corresponding increase or decrease in the balance of goodwill and would also result in a corresponding increase or decrease in amortization expense of approximately $0.9 million, assuming an overall weighted average useful life of 11.6 years.

(d)

Represents the net increase to interest expense of $11.7 million resulting from the increase in interest incurred from the incremental borrowings under the revolving credit facility as well as the amortization of incremental deferred financing costs incurred in connection with the amendments made to the revolving credit facility, offset in part by the elimination of the interest expense, commitment fees and debt issuance cost amortization associated with the 3 Bear credit agreement extinguished in connection with closing of the 3 Bear Acquisition. For purposes of the pro forma, the interest rate for the revolving credit facility is as of November 1, 2022 and based on the one-month SOFR plus the applicable margin of 2.0%. A 0.125% change in the variable interest rate of the revolving credit facility would increase or decrease interest expense presented in the unaudited pro forma condensed consolidated combined statement of income by $0.3 million.

Delek Logistics Partners, LP

Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Information

Nine Months Ended September 30, 2022 (1) (in thousands)
Elimination of interest expense, commitment fees and amortization of debt issuance costs related to the 3 Bear credit agreement	$(1,092)
Amortization of incremental deferred financing costs related to the amendments on the Partnership’s revolving credit facility	96
Incremental interest expense on the revolving credit facility	12,715

Total net transaction accounting adjustments to interest expense	$11,719

(1)	Information associated with September 30, 2022 ‘historical’ financial information for 3 Bear is presented as of or for the period ending May 31, 2022.

(e)

Represents the estimated income tax impact of the pro forma adjustments from the 3 Bear Acquisition at the Partnership’s effective tax rate of approximately 0.70% for the nine months ended September 30, 2022. Because the tax rate used for the unaudited pro forma condensed consolidated combined financial information is an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to the completion of the 3 Bear Acquisition.

Statement of Income for the year ended December 31, 2021

The unaudited pro forma condensed consolidated combined statement of income for the year ended December 31, 2021 reflects the following adjustments:

(a)

Represents an adjustment of $4.5 million to present certain service fees generated from contracts with customers in net revenues rather than presenting such amounts net within cost of sales to conform to the Partnership’s presentation under ASC 606. This ASC 606 presentation adjustment is a preliminary estimate that remains subject to change.

(b)

Represents a $0.1 million increase to net revenues to reverse the impact of the amortization of a contract asset which was historically presented as contra-revenue as such contract asset will not be ascribed value in the Partnership’s purchase accounting.

(c)

Represents adjustments to the amount and characterization of expense associated with 3 Bear’s lease and rights-of-way arrangements to conform to the Partnership’s policy for the accounting of such arrangements under ASC 842. These ASC 842 adjustments are preliminary estimates that remain subject to change.

(d)

Represents (i) the elimination of historical depreciation expense and recognition of new depreciation expense based on the preliminary fair value estimates of acquired property, plant and equipment and (ii) the elimination of historical amortization expense and recognition of new amortization expense based on the preliminary fair value estimates of acquired customer relationship intangibles, as outlined in the summary table below. The depreciation of property, plant and equipment is based on the preliminary estimated remaining useful lives of the acquired assets, is calculated on a straight-line basis, and is inclusive of depreciation of capitalized asset retirement costs. The amortization of intangible assets is based on the preliminary estimated periods over which the economic benefits of the intangible assets are expected to be realized and is calculated on a straight-line basis. The total adjustment of $19.9 million is recorded to depreciation and amortization included in cost of sales in the amount of $3.2 million and depreciation and amortization included in operating expenses in the amount of $16.7 million.

Year Ended December 31, 2021 (in thousands)
Reversal of 3 Bear’s historical property, plant and equipment depreciation and amortization	$(13,528)
Depreciation of acquired property, plant and equipment assets	15,359
Amortization of acquired identifiable intangible assets	18,103

Total net transaction accounting adjustments to depreciation and amortization	$19,934

A 10% change in the valuation of property, plant and equipment would cause a corresponding increase or decrease in the balance of goodwill and would also result in a corresponding annual increase or decrease in depreciation expense of approximately $3.9 million, assuming an overall weighted average remaining useful life of 22 years. A 10% change in the valuation of the customer relationship intangible asset would cause a corresponding increase or decrease in the balance of goodwill and would also result in a corresponding annual increase or decrease in amortization expense of approximately $1.8 million, assuming an overall weighted average useful life of 11.6 years.

(e)

Represents the net increase to interest expense of $28.4 million resulting from the increase in interest incurred from the incremental borrowings under the revolving credit facility as well as the amortization of incremental deferred financing costs incurred in connection with the amendments made to the revolving credit facility, offset in part by the elimination of the interest expense, commitment fees and debt issuance cost amortization associated with the 3 Bear credit agreement extinguished in connection with closing of the 3 Bear Acquisition. For purposes of the pro forma, the interest rate for the revolving credit facility is as of November 1, 2022 and based on the one-month SOFR plus the applicable margin of 2.0%. A 0.125% change in the variable interest rate of the revolving credit facility would increase or decrease interest expense presented in the unaudited pro forma condensed consolidated combined statement of income by $0.8 million.

Year Ended December 31, 2021 (in thousands)
Elimination of interest expense, commitment fees and amortization of debt issuance costs on the 3 Bear credit agreement	$(2,327)
Amortization of incremental deferred financing costs related to the amendments on the revolving credit facility	230
Incremental interest expense on the revolving credit facility	30,516

Total net transaction accounting adjustments to interest expense	$28,419

(f)

Represents the estimated income tax impact of the pro forma adjustments from the 3 Bear Acquisition at the Partnership effective tax rate of approximately 0.56% for the year ended December 31, 2021. Because the tax rate used for the unaudited pro forma condensed consolidated combined financial information is an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to the completion of the 3 Bear Acquisition.